UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 5, 2010 (January 28, 2010)

CHINA INTERACTIVE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134287	59-2539657
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

MenQ Technology Group Limited
Block C, Zhennan Road, South District
Zhongshan City, Guangdong Province
People’s Republic of China
(Address of Principal Executive Offices)

86-0760-2819888
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On January 28, 2010, the board of directors of China Interactive Education, Inc. (the "Company"), approved the dismissal of STS Partners, LLP ("STS") as the Company’s independent auditor, effective immediately. The dismissal of STS was in connection with the Company’s reverse acquisition transaction with MenQ Technology Group Limited ("MenQ") on December 11, 2010, and the Company’s desire to retain AGCA, Inc. ("AGCA"), MenQ’s independent registered public accounting firm prior to the reverse acquisition transaction.

STS, an independent auditor registered with the Canadian Public Accountability Board ("CPAB"), was retained for the purpose of, and reported on our financial statements as of and for the year ended December 31, 2008, for filing with the British Columbia Securities Commission ("BCSC"), in accordance with National Instrument 51-102 promulgated by the Canadian Securities Administrators. National Instrument 51-102 imposed on the Company an obligation to file its audited financial statements as of and for the year ended December 31, 2008 with the BCSC, because, among other things, more than 50% of the Company’s shareholders during the 2008 period were residents of British Columbia. Furthermore, the BCSC requires that any such audited financial statements be audited by an auditor that is CPAB registered. STS’ report on our financial statements as of and for the year ended December 31, 2008 filed with the BCSC did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report contained a going concern qualification as to our ability to continue as a going concern.

During STS’ audit of the Company’s financial statements for the year ended December 31, 2008 and through STS’ dismissal on January 28, 2010, there were (1) no disagreements with STS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of STS, would have caused STS to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished STS with a copy of this disclosure on March 1, 2010, providing STS with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from STS, dated March 3, 2010 is filed as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss STS as the Company’s independent auditor, the Company’s board of directors elected to continue the existing relationship of MenQ with AGCA and appointed AGCA as the Company’s independent auditor.

During the years ended December 31, 2008 and 2007 and through the date hereof, neither the Company nor anyone acting on the Company’s behalf consulted AGCA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that AGCA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01

Financial Statements And Exhibits.

(d)         Exhibits

Exhibit No.	Description

16.1	Letter of STS Partners, LLP, dated March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2010	CHINA INTERACTIVE EDUCATION, INC.

	By:	/s/ Barry Cheung
Barry Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of STS Partners, LLP, dated March 3, 2010.